FIRST ADDENDUM TO THE CONSULTING AGREEMENT

THIS FIRST ADDENDUM TO THE CONSULTING AGREEMENT, (the "Addendum"), dated as of the 28th day of March, 2005, by and between Donald Goree (the "Consultant"), and Azur International Inc., a Nevada corporation (the "Corporation") shall amend, modify, supersede and be part of that certain Consulting Agreement dated February 1st 2004 (the "Agreement") by and between the Consultant and the Corporation.

RECITALS

WHEREAS, The Corporation and the Consultant hereby agrees to the terms and conditions of the Agreement and the modifications as hereinafter set forth in this Addendum.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Section 3.3, as stated below, shall be added to the Agreement.

3.3 Shares As Payment For Services. Consultant may, at his discretion, elect to accept shares of the Corporation's common stock, or warrants to purchase the Corporation's common stock, as Consultant Fees, as set forth below, in lieu of cash compensation due pursuant to the Agreement:

a) Should Consultant accept shares of the Corporation's registered and un-restricted common stock it shall be valued, for compensation purposes, at 75% of the 21 day trailing Bid price per share from the date of issuance.

b) Should Consultant accept shares of the Corporation's restricted common stock it shall be valued for compensation purposes at 50% of the 21 day trailing Bid price per share from the date of issuance.

c) Should Consultant accept warrants for shares of the Corporation's common stock the warrants should for a period of Ten (10) years from the date of issuance and be valued for compensation purposes and for "Exercise Price" at 25% of the 21 day trailing Bid price per share from the date of issuance.

2. All other provisions in the Agreement shall remain in full force and effect.

3. In the event of any inconsistencies between the Agreement and this Addendum, this Addendum shall control.

IN WITNESS WHEREOF, the Corporation and Consultant have executed and entered into this Addendum as of the day first above set forth.

AZUR INTERNATIONAL, Inc.,
a Nevada company

By: [signature]
Name: Donald Winfrey
Title: President, Director

By: [signature]
Name: Albert Lazo
Title: Corporate Secretary, Director

CONSULTANT:

[signature]
Donald Goree